Exhibit 4.1

Angel Studios 022, Inc.

SUBSCRIPTION AGREEMENT – ANGEL STUDIOS 022, INC.

Dated as of February 26, 2025

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SERIES A PREFERRED SHARES OF ANGEL STUDIOS 022, INC. FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. AN INVESTMENT IN THE SERIES A PREFERRED SHRES IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

SUBSCRIPTION AGREEMENT

Angel Studios 022, Inc. (the “Company”) is offering 5,000,000 shares of Series A Preferred Stock, par value $0.00001 (the “Shares”) at a price of $1.00 per Share pursuant to its Form 1-A, as amended and/or supplemented from time to time (the “Offering Statement”), filed with the Securities and Exchange Commission (the “SEC”) under Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Company’s offering of the Shares, and subject to the following terms and conditions, the undersigned (“Subscriber” and together with the Company, the “Parties”) hereby subscribes for the dollar amount of Shares indicated on the signature page hereto (the “Subscription Amount”). The Parties further agree as follows:

1.	Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Shares and tenders herewith the Subscription Amount. Subscriber recognizes and agrees that (i) this subscription is irrevocable and shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

2.	Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to receive the purchase price of the Shares as specified herein.

3.	Closing of Offering Period. The Company may elect at any time to close this offering before the 12-month offering period if it determines that it has raised funds sufficient to execute its business plan.

4.	Acknowledgements. Subscriber acknowledges and understands that:

a)	The Shares are a speculative investment and involve a substantial degree of risk, including the risk of complete loss of Subscriber’s investment.

b)	The Company does not have a significant financial or operating history.

c)	The Shares are being offered pursuant to Regulation A under the Securities Act and have not been registered or qualified under any state blue sky or securities law.

d)	Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Shares.

e)	There is no public market for the Shares and no such market is expected to exist in the future. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934) with respect to facilitating trading or resale of the Shares. Subscriber must bear the economic risk of this investment indefinitely and acknowledges that Subscriber is able to so bear the economic risk of losing Subscriber’s entire investment in the Shares.

5.	Company Representations and Warranties. The Company represents and warrants to Subscriber that:

a)	The Company is duly formed and validly existing in good standing as corporation under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

b)	The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.	Subscriber Representations and Warranties. Subscriber hereby represents and warrants that:

a)	Subscriber is a “qualified purchaser,” as defined in Regulation A under the Securities Act, meaning (i) Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and as further represented on the signature page hereto, or (ii) the Subscription Amount does not represent more than 10% of the greater of Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net worth at fiscal year-end (for non-natural persons), with net worth calculated in the same manner as for accredited investors under Rule 501 of Regulation D under the Securities Act. Subscriber has accurately filled out the Qualified Purchaser Questionnaire on the signature page hereto.

b)	The information provided by Subscriber to the Company via this Subscription Agreement or otherwise is true and correct in all respects as of the date hereof and Subscriber hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

c)	Subscriber, if an individual, is over 18 years of age (or older if required by Subscriber’s state in order to purchase securities), and the address set forth above is the true residence and domicile of Subscriber, and Subscriber has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, Subscriber has its principal place of business at the address set forth on the signature page hereto.

d)	Except as set forth in this Subscription Agreement, no representations or warranties have been made to Subscriber by the Company or any partner, agent, employee or affiliate thereof.

e)	Subscriber has carefully reviewed all of the Company’s SEC filings filed by the Company since the Company’s Offering Statement was qualified by the SEC and understands the information contained therein. Subscriber acknowledges that the Company’s SEC filings, including but not limited to the Offering Statement, are available free of charge at the SEC’s web site at www.sec.gov. The Company’s Offering Circular contain statements as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct, and may be subject to numerous factors beyond the Company’s control that may result in the Company’s projections becoming inaccurate.

f)	Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. Subscriber has consulted its own advisers with respect to its proposed investment in the Company.

g)	Subscriber has the financial ability to bear the economic risk of Subscriber’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies, and has no need for liquidity in its investment.

h)	Subscriber has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of Subscriber.

i)	The Shares are being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Shares.

j)	Subscriber has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Subscriber, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

k)	Subscriber is not an individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. Subscriber agrees to promptly notify the Company should Subscriber become aware of any change in the information set forth in these representations. Subscriber understands and acknowledges that the Company may (or may be required to) prohibit additional subscriptions from Subscriber. Subscriber further acknowledges that the Company may, by written notice to Subscriber, suspend the redemption rights, if any, of Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company.

7.	Miscellaneous

a)	This Subscription Agreement is not transferable or assignable by Subscriber without the prior written consent of the Company.

b)	The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

c)	None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber. No failure or delay by any Party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

d)	The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

e)	The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the Parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

f)	This Subscription Agreement may be executed in any number of counterparts with the same force and effect as if all Parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this Subscription Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

g)	Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the respective parties at the addresses set forth on the signature page hereto. The Company will not accept notice by email or other electronic communication.

h)	The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

i)	The headings in this Subscription Agreement are for convenience of reference and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, this Subscription Agreement is executed as of 26th day of February, 2025.

Number of Shares Subscribed for:	____________________
Total Subscription Amount:	$___________________
Signature of Subscriber:	____________________
Name of Subscriber:	____________________
Address of Subscriber:	____________________
____________________
Investor E-Mail Address:	____________________

Qualified Purchaser Questionnaire

☐      The Subscription Amount does not represent more than 10% of the greater of Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net worth at fiscal year-end (for non-natural persons), with net worth calculated in the same manner as for accredited investors under Rule 501 of Regulation D under the Securities Act.

☐       Subscriber is an Accredited Investor. If you check this box, please also check all of the following boxes below that correctly describe you.

-----

Accredited Investor Questionnaire: To be completed by Accredited Investors.

☐       Individual with Net Worth In Excess of $1 Million. A natural person (not an entity) whose net worth, or joint net worth with his or her spouse or spousal equivalent, at the time of purchase exceeds $1,000,000. (Explanation: In calculating your net worth, you must exclude the value of your primary residence. This means you must exclude both the equity in your primary residence and any mortgage or other debt secured by your primary residence up to the fair market value of your primary residence; provided, however, that any indebtedness secured by your primary residence that (i) you have incurred in the 60-day period prior to the date hereof or (ii) is in excess of the fair market value of your primary residence should be considered a liability and deducted from your aggregate net worth. In calculating your net worth, you may include your equity in personal property and real estate (excluding your primary residence), cash, short-term investments, stock and securities. Your inclusion of equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property less debt secured by such property.

☐       Individual with a $200,000 Individual Annual Income. A natural person (not an entity) who had an individual income of more than $200,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐       Individual with a $300,000 Joint Annual Income. A natural person (not an entity) who had joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐       Trust. A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Shares, whose subscription for and purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐       Executive Officer or Director. A natural person who is an executive officer, director or general partner of the Company or an affiliate thereof.

☐       Entity Owned Entirely By Accredited Investors. A corporation, partnership, private investment company or similar entity each of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)

☐       Professional Certifications. A natural person who holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

☐       Corporations or Partnerships. A corporation, limited liability company, partnership, or similar entity that has in excess of $5 million of assets and was not formed for the specific purpose of acquiring the Shares.

☐       Other Institutional Investor (check one).

☐        A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity).

☐         A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity.

☐     A broker-dealer registered under the Securities Exchange Act of 1934, as amended.

☐        An insurance company, as defined in section 2(13) of the Securities Act.

☐        An investment company registered under the Investment Company Act.

☐        A “business development company,” as defined in Section 2(a)(48) of the Investment Company Act.

☐        A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐        A “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐       An investment advisor registered pursuant to the Investment Advisers Act of 1940 or pursuant to the laws of a state or relying on an exemption under such act.

☐        A Rural Business Investment Company.

☐        A “family office” with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the Shares and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐        A “family client” of a family office described above whose prospective investment in the Shares is directed by such family office.

☐       A natural person who is a “knowledgeable employee” of the Company where the Company would be an investment company as defined in the Investment Company Act of 1940 but for the exclusion provided by either section 3(c)(1) or 3(c)(7) of that act.

ACCEPTED BY: ANGEL STUDIOS 001, INC.

Signature of Authorized Signatory:	____________________
Name of Authorized Signatory:	____________________
Date of Acceptance:	_______________, 2025
Address:	Angel Studios 022, Inc.
295 W Center St.
Provo, Utah 84601